EXHIBIT 23.7

           [Fried, Frank, Harris, Shriver & Jacobson Letterhead]

            CONSENT OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 being filed by El Paso Corporation pursuant to Rule 462(b) of our opinion included as Exhibit 8.1 to the Registration Statement (No. 333-31060) (the "Prior Registration Statement") and to the use of our name in that portion of the Joint Proxy Statement (included in the Prior Registration Statement) captioned "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                   Fried, Frank, Harris, Shriver & Jacobson

                                   By: /s/ Alan S. Kaden
                                       ------------------------------------

February 21, 2001